UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 17, 2010, the Public Utility Commission of Oregon (OPUC) issued a final order (Order) in a general rate case proceeding, which addressed a requested price increase for Portland General Electric Company (PGE, or the Company). In the Order, the OPUC approved the stipulations previously agreed upon, as described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed with the Securities and Exchange Commission on October 28, 2010.

General Prices - The OPUC approved an increase in the Company's annual revenues of $65 million, which includes a reduction in net variable power costs (NVPC) of $35 million, representing an approximate 3.9% overall increase in customer prices, effective January 1, 2011. The increase primarily reflects the costs of infrastructure investments, including the recently completed Biglow Canyon Wind Farm and improvements to hydroelectric facilities on the Clackamas River. The Order results in an average rate base of approximately $3.15 billion for 2011.

Cost of Capital - The OPUC authorized a capital structure of 50% debt and 50% equity with a return on equity of 10.0%, providing an overall cost of capital of 8.033%

Power Cost Adjustment Mechanism (PCAM) - The deadband range for the PCAM, as approved in the OPUC Order, was set at a fixed range of $15 million below, to $30 million above, baseline NVPC.

Decoupling - The decoupling mechanism was extended through December 31, 2013.

Other determinations - The OPUC removed four capital projects from PGE's proposed 2011 average rate base and provided a mechanism to allow the use of deferred accounting treatment for the revenue requirement associated with the recovery of such projects, effective at the time they are placed in service. A tariff was approved that provides a mechanism to allow future authorization of price changes to reflect the incremental revenue requirement effect of a shortened operating life for the Company's Boardman generating plant, if that were to occur.

Information Regarding Forward-Looking Statements

This current report includes forward-looking statements. Portland General Electric Company based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and actual results may differ materially from those projected in the forward-looking statements, which include statements regarding the effect of the rate case request on customer prices. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company's most recent Annual Report on Form 10-K and the Company's reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission, including Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	December 22, 2010	By:	/s/ Maria M. Pope
Maria M. Pope Senior Vice President, Finance, Chief Financial Officer, and Treasurer

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